Exhibit 99.1

Astronics Corporation • 130 Commerce Way • East Aurora, NY • 14052-2164

For more information, contact:

Company:	Investor Relations:
David C. Burney, Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 805-1599, ext. 159	Phone: (716) 843-3908
Email: david.burney@astronics.com	Email: dpawlowski@keiadvisors.com
FOR IMMEDIATE RELEASE
Astronics Corporation Reports 25% Growth in Sales
in 2024 Third Quarter
•Sales increased $40.8 million to $203.7 million, highest quarterly level since the first quarter of 2019
•Higher sales drove Aerospace operating income of $14.3 million, or 8.0%; Adjusted Aerospace operating income1 was $25.3 million, or 14.2% of sales
•Net loss for the quarter of $11.7 million, or $0.34 per diluted share, included impact of $7.0 million in refinancing costs; Adjusted net income1 was $12.2 million, or $0.35 per diluted share
•Adjusted EBITDA1 grew 207% to $27.1 million, or 13.3% of sales, up $18.2 million over the prior-year period and up $6.8 million over trailing second quarter
•Generated $8.5 million in cash from operations in the quarter
•Bookings in the quarter were $189.2 million, driving backlog of $611.9 million with book to bill ratio of 0.93x
•Revised 2024 revenue guidance to a new range of $777 million to $797 million
EAST AURORA, NY, November 6, 2024 – Astronics Corporation (Nasdaq: ATRO) (“Astronics” or the “Company”), a leading supplier of advanced technologies and products to the global aerospace, defense, and other mission-critical industries, today reported financial results for the three and nine months ended September 28, 2024.
Peter J. Gundermann, Chairman, President and Chief Executive Officer, commented, “We delivered a solid third quarter operationally. Revenue was at the high end of our range, up 25% over the comparator quarter. Adjusted EBITDA was $27.1 million for the quarter and $91 million for the trailing twelve months. Operating margins improved from both volume and the initiatives we have executed to drive profitability. Our Aerospace segment adjusted operating margin was 14.2%. We
1 Adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted segment operating profit, adjusted segment operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted diluted earnings per share (“EPS”) are Non-GAAP Performance Measures. Please see the reconciliation of GAAP to non-GAAP performance measures in the tables that accompany this release.
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

are clearly making progress towards our operational goals, though our results include the impact of expenses related to our July refinancing, a customer bankruptcy and a warranty reserve. All in all, we feel it was another quarter of progress as we continue to recover from the disruption of the past few years.”
Third Quarter Results

	Three Months Ended			Nine Months Ended
($ in thousands)	September 28, 2024	September 30, 2023	% Change	September 28, 2024	September 30, 2023	% Change

Sales	$203,698	$162,922	25.0%	$586,886	$493,914	18.8%
Income (Loss) from Operations	$8,374	$(14,479)	157.8%	$17,590	$(14,453)	221.7%
Operating Margin %	4.1%	(8.9)%		3.0%	(2.9)%
Net Gain on Sale of Business	$—	$—		$—	$(3,427)
Loss on Extinguishment of Debt	$6,987	$—		$6,987	$—
Net Loss	$(11,738)	$(16,983)	30.9%	$(13,383)	$(33,397)	59.9%
Net Loss %	(5.8)%	(10.4)%		(2.3)%	(6.8)%

Adjusted Net Income (Loss)[1]	$12,163	$(2,262)	637.7%	$21,287	$(3,892)	646.9%
Adjusted EBITDA[1]	$27,059	$8,827	206.5%	$66,375	$30,749	115.9%
Adjusted EBITDA Margin %[1]	13.3%	5.4%		11.3%	6.2%
Third Quarter 2024 Results (compared with the prior-year period, unless noted otherwise)
Consolidated sales were up $40.8 million, or 25.0%. Aerospace sales increased $35.5 million and Test Systems sales increased $5.3 million.
Gross profit increased $22.1 million to $42.7 million, or 21.0% of sales. Adjusted gross profit1 for the 2024 third quarter was $47.2 million, or 23.2% of sales. Third quarter gross profit was negatively impacted by a $3.5 million atypical warranty reserve related to a new product launch that requires a field modification, and a $0.9 million inventory reserve related to a bankruptcy filing for an Aerospace customer. The comparator quarter of 2023 included a $3.6 million write-down of inventory related to a separate customer bankruptcy.
Third quarter 2024 selling, general and administrative expenses (“SG&A”) included $1.3 million in reserves for outstanding receivables and fixed asset impairment related to the bankruptcy filing of an Aerospace customer compared to a separate bankruptcy reserve of $7.5 million against outstanding receivables in the prior year.
Despite the unusual impacts to gross profit and operating income, consolidated operating income increased $22.9 million to $8.4 million, or 4.1% of sales, compared with operating loss of $14.5 million in the prior-year period. Adjusted operating income1 for the 2024 third quarter was $19.6 million, or 9.6% of sales.
Improved operating income reflects the operating leverage gained on higher sales volume, partially offset by $4.5 million for resumed incentive programs, an increase of $1.9 million in litigation-related legal expenses and reserve adjustments in 2024 and a $3.2 million increase in non-bankruptcy related inventory reserves.
Third quarter 2024 expenses included a $3.2 million call premium on the previous term loan and the write-off of $3.8 million of associated deferred financing costs. The $7.0 million total has been reflected as Loss on Extinguishment of Debt.
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

Tax expense in the quarter was $6.6 million, primarily due to a valuation allowance applied against the deferred tax asset associated with research and development costs that are required to be capitalized for tax purposes.
Consolidated net loss was $11.7 million, or $0.34 per diluted share, measurably improved compared with the net loss of $17.0 million, or $0.51 per diluted share, in the prior year. Adjusted net income1 for the 2024 third quarter was $12.2 million, or $0.35 per diluted share.
Consolidated adjusted EBITDA1 increased to $27.1 million, or 13.3% of consolidated sales, compared with adjusted EBITDA1 of $8.8 million, or 5.4% of consolidated sales, in the prior-year period primarily as a result of increased profitability from higher sales.
Bookings were $189.2 million in the quarter resulting in a book-to-bill ratio of 0.93:1. For the trailing twelve months, bookings totaled $795.5 million and the book-to-bill ratio was 1.02:1.
Aerospace Segment Review (refer to sales by market and segment data in accompanying tables)
Aerospace Third Quarter 2024 Results (compared with the prior-year period, unless noted otherwise)
Aerospace segment sales increased $35.5 million, or 24.9%, to $177.6 million. The improvement was driven by a 31.6% increase, or $32.1 million, in Commercial Transport sales. Sales to this market were $133.9 million, or 65.8% of consolidated sales in the quarter, compared with $101.7 million, or 62.5% of consolidated sales in the third quarter of 2023. Growth was primarily related to increased demand by airlines for inflight entertainment & connectivity (“IFEC”) products which are in Electrical Power & Motion and Avionics product groups.
Military Aircraft sales increased $5.0 million, or 30.0%, to $21.7 million, driven by progress on the FLRAA program. General Aviation sales increased $1.9 million, or 11.6%, to $18.1 million due to higher VVIP sales. Other sales decreased $3.6 million as the Company is winding down its non-core contract manufacturing arrangements.
Aerospace segment operating profit of $14.3 million was up $21.7 million compared with operating loss of $7.5 million in the same period last year. Operating margin was 8.0%. Adjusted Aerospace operating profit1 was $25.3 million, an increase of $20.3 million, or over five times the prior-year period. Adjusted Aerospace operating margin1 expanded 10.7 points to 14.2% reflecting the leverage gained on higher volume and improving production efficiencies.
The segment’s operating profit in the third quarter of 2024 was impacted by $3.5 million in warranty expense related to the previously-mentioned field modification, $5.1 million in litigation-related legal expenses and reserve adjustments related to an ongoing patent dispute, $3.9 million in inventory reserves, $3.2 million in compensation expense related to the resumption of the Company’s incentive programs, and a non-cash reserve associated with a customer bankruptcy of $2.2 million.
Aerospace bookings were $173.6 million for a book-to-bill ratio of 0.98:1. Backlog for the Aerospace segment was $543.6 million at quarter end and excludes $9.3 million of backlog that was associated with the customer bankruptcy referred to previously.
Mr. Gundermann commented, “Our Aerospace business had a strong quarter, with sales up 24.9% over the comparator quarter and adjusted operating income1 achieving our targeted mid-teens level of 14.2%. We achieved this despite the Boeing strike, which hurt revenue in the quarter by about $2 million, with bookings impacted by approximately $7 million to $8 million. Given the measurably improved profitability, we are pleased with our Aerospace performance during the quarter.”
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

Test Systems Segment Review (refer to sales by market and segment data in accompanying tables)
Test Systems Third Quarter 2024 Results (compared with the prior-year period, unless noted otherwise)
Test Systems segment sales were $26.1 million, up $5.3 million. The improvement was driven by the U.S. Marine Corps’ Handheld Radio Test Sets (“HHRTS”) and the U.S. Army’s TS-4549/T programs, which contributed $5.3 million and $1.2 million, respectively, in sales during the quarter.
Test Systems segment operating loss was near break-even, compared with operating loss of $1.8 million in the third quarter of 2023. The improvement was the result of lower litigation-related legal expenses, partially offset by additional compensation expense from the resumption of the Company’s incentive programs. Test Systems continues to be negatively affected by mix and under absorption of fixed costs at current volume levels.
Additional restructuring initiatives were implemented in the 2024 fourth quarter. In October 2024, the Company offered a voluntary separation program which is currently expected to provide annualized savings of approximately $2 million, beginning in the first quarter of 2025. The Company expects to record severance expense of approximately $1 million in the fourth quarter of 2024 related to this initiative.
Bookings for the Test Systems segment in the quarter were $15.6 million. The book-to-bill ratio was 0.60:1 for the quarter. Backlog for the Test Systems segment was $68.2 million at quarter end.
Mr. Gundermann commented, “Our Test business had some success in the third quarter, with revenue up 25.6%. The business has initiated further restructuring to focus on the most critical initiatives going forward, including the radio test program for the U.S. Army, which is now expected to enter volume production in the second half of 2025.”
Liquidity and Financing
Cash provided by operations in the third quarter of 2024 was $8.5 million, primarily the result of increased net income, after adjusted for non-cash expenses.
Capital expenditures in the quarter were $1.9 million and $5.2 million year-to-date. Net debt was $174.6 million, up from $161.2 million at December 31, 2023.
On July 11, 2024, the Company announced it had amended and expanded its revolving line of credit and refinanced its term loan. The refinancing provided improved liquidity, lower cash costs, and greater financial flexibility for the Company. The refinancing was comprised of an expanded asset-based line of credit and a reduced, lower-cost term loan. Both mature in July 2027.
Legal Proceedings
Since 2010, the Company has been defending itself in a long-running series of patent infringement cases brought by a single plaintiff. Cases were filed in the United States, France, Germany, and the United Kingdom (UK).
The United States case was resolved in 2017, when the court found that the patent was not novel and was therefore invalid.
The French case similarly found that the subject patent was invalid, though the plaintiff is seeking to appeal that decision.
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

The German court dismissed some claims of the patent but upheld others and found that Astronics had been infringing. The Company has paid $3.5 million in penalties and interest to date and has taken a reserve of $17.3 million to cover estimated damages and associated interest. Damages proceedings in this case are likely to conclude in 2026.
Unlike in the US, French, and German proceedings, the UK court fully upheld the subject patent and found that the Company was infringing. A damages hearing was conducted in October 2024 and a ruling is expected later this year or early in 2025. Astronics reserved $7.4 million to cover anticipated damages, but the plaintiff is seeking damages of up to approximately $105 million, excluding interest. Based on UK legal practices, the Company expects that some amount of damages may be due in early 2025. The Company is engaged with its lenders to seek to arrange financing to cover the wide range of possible outcomes and satisfy any potential damages award as required.
The Company believes that permission will be granted to either or both of the parties to appeal the judgement to a higher court subsequently.
All patents related to the infringement cases have expired years ago and the lawsuits do not restrict the Company’s current business activities.
2024 Outlook
The Company expects fourth quarter sales of $190 million to $210 million and is adjusting its 2024 revenue guidance to $777 million to $797 million. The midpoint of this range would be a 14.2% increase over 2023 sales. Astronics considered the broad range of factors affecting the business, including the work stoppage at Boeing, in issuing its guidance.
Backlog at the end of the third quarter was $611.9 million. Planned capital expenditures in 2024 are expected to be in the range of $9 million to $11 million.
Mr. Gundermann commented, “We are closing in on another year of strong double-digit growth. Assuming we attain the mid-point of the range for 2024, we will have averaged 21% growth over each of the last three years. Our profitability has benefited from the growth and the many improvement initiatives we have implemented over the last several years, and we believe 2025 will see a continuation of these trends.”
Third Quarter 2024 Webcast and Conference Call
The Company will host a teleconference today at 4:45 p.m. ET. During the teleconference, management will review the financial and operating results for the period and discuss Astronics’ corporate strategy and outlook. A question-and-answer session will follow.
The Astronics conference call can be accessed by calling (201) 493-6784. The listen-only audio webcast can be monitored at investors.astronics.com. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13749130. The telephonic replay will be available from 8:00 p.m. on the day of the call through Wednesday, November 20, 2024. The webcast replay can be accessed via the investor relations section of the Company’s website where a transcript will also be posted once available.
About Astronics Corporation
Astronics Corporation (Nasdaq: ATRO) serves the world’s aerospace, defense, and other mission-critical industries with proven innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors, and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative,
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers, and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics. The Company’s strategy is to increase its value by developing technologies and capabilities that provide innovative solutions to its targeted markets.
Safe Harbor Statement
This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the timing for the ruling on the Company’s UK and French patent infringement damages proceedings and the amount of any such damages that may become due and payable by the Company as a result, the Company’s ability to appeal the ruling on the Company’s UK patent infringement damages claim, the timing as to when the damages in the UK patent infringement claim will become due and payable, achieving any revenue or profitability expectations, aircraft production rates, the effectiveness on profitability of cost reduction efforts, the level of liquidity and its sufficiency to meet current needs, the level of cash generation, the level of demand by customers and markets. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the impact of regulatory activity and public scrutiny on production rates of a major U.S. aircraft manufacturer, the need for new and advanced test and simulation equipment, customer preferences and relationships, the effectiveness of the Company’s supply chain, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.
FINANCIAL TABLES FOLLOW

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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS DATA
(Unaudited, $ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	9/28/2024	9/30/2023	9/28/2024	9/30/2023
Sales	$203,698	$162,922	$586,886	$493,914
Cost of products sold	160,955	142,304	468,598	413,091
Gross profit	42,743	20,618	118,288	80,823
Gross margin	21.0%	12.7%	20.2%	16.4%

Selling, general and administrative	34,369	35,097	100,698	95,276
SG&A % of sales	16.9%	21.5%	17.2%	19.3%
Income (loss) from operations	8,374	(14,479)	17,590	(14,453)
Operating margin	4.1%	(8.9)%	3.0%	(2.9)%

Net gain on sale of business	—	—	—	(3,427)
Loss on extinguishment of debt	6,987	—	6,987	—
Other expense (income)	343	348	1,214	(562)
Interest expense, net	6,217	5,991	17,832	17,381
Loss before tax	(5,173)	(20,818)	(8,443)	(27,845)
Income tax expense (benefit)	6,565	(3,835)	4,940	5,552
Net loss	$(11,738)	$(16,983)	$(13,383)	$(33,397)
Net loss % of sales	(5.8)%	(10.4)%	(2.3)%	(6.8)%

Basic loss per share:	$(0.34)	$(0.51)	$(0.38)	$(1.02)
Diluted loss per share:	$(0.34)	$(0.51)	$(0.38)	$(1.02)

Adjusted net income (loss)[1]	$12,163	$(2,262)	$21,287	$(3,892)
Adjusted diluted earnings (loss) per share[1]	$0.35	$(0.07)	$0.61	$(0.12)

Weighted average diluted shares outstanding (in thousands)	35,011	33,000	34,961	32,707

Capital expenditures	$1,850	$2,231	$5,244	$6,037
Depreciation and amortization	$6,041	$6,385	$18,572	$19,758

1 Adjusted Net Income and adjusted diluted EPS are Non-GAAP Performance Measures. Please see the reconciliation of GAAP to non-GAAP performance measures in the tables that accompany this release.
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

Use of Non-GAAP Financial Metrics and Additional Financial Information
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Astronics provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. Astronics management uses these measures for reviewing the financial results of Astronics for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate Astronics core operating and financial performance and business trends consistent with how management evaluates such performance and trends.

ASTRONICS CORPORATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Nine Months Ended
	9/28/2024	9/30/2023	9/28/2024	9/30/2023
Net loss	$(11,738)	$(16,983)	$(13,383)	$(33,397)
Add back (deduct):
Interest expense	6,217	5,991	17,832	17,381
Income tax (benefit) expense	6,565	(3,835)	4,940	5,552
Depreciation and amortization expense	6,041	6,385	18,572	19,758
Equity-based compensation expense	1,772	1,611	6,414	5,603
Non-cash annual stock bonus accrual	—	—	1,448	—
Non-cash 401K contribution and quarterly bonus accrual	—	1,237	3,454	3,773
Restructuring-related charges including severance	259	—	1,033	564
Legal reserve, settlements and recoveries	(332)	(1,227)	(332)	(2,532)
Litigation-related legal expenses	5,558	4,574	13,680	14,024
Equity investment accrued payable write-off	—	—	—	(1,800)
Net gain on sale of business	—	—	—	(3,427)
Loss on extinguishment of debt	6,987	—	6,987	—
Non-cash reserves for customer bankruptcy	2,203	11,074	2,203	11,074
Warranty reserve	3,527	—	3,527	—
Deferred liability recovery	—	—	—	(5,824)
Adjusted EBITDA	$27,059	$8,827	$66,375	$30,749

Sales	$203,698	$162,922	$586,886	$493,914
Adjusted EBITDA margin %	13.3%	5.4%	11.3%	6.2%
Adjusted EBITDA is defined as net income before interest expense, income taxes, depreciation, amortization, and other adjustments. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted EBITDA and Adjusted EBITDA Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted EBITDA and Adjusted EBITDA Margin, are important for investors and other readers of the Company’s financial statements.

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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Nine Months Ended
	9/28/2024	9/30/2023	9/28/2024	9/30/2023
Gross profit	$42,743	$20,618	$118,288	$80,823
Add back (deduct):
Warranty reserve	3,527	—	3,527	—
Non-cash reserves for customer bankruptcy	909	3,601	909	3,601
Deferred liability recovery	—	—	—	(5,824)
Adjusted gross profit	$47,179	$24,219	$122,724	$78,600

Sales	$203,698	$162,922	$586,886	$493,914

Gross margin	21.0%	12.7%	20.2%	16.4%
Adjusted gross margin	23.2%	14.9%	20.9%	15.9%
Adjusted Gross Profit is defined as gross profit as reported, adjusted for certain items. Adjusted Gross Profit Margin is defined as Adjusted Gross Profit divided by sales. Adjusted Gross Profit and Adjusted Gross Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Gross Profit and Adjusted Gross Profit Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Gross Profit and Adjusted Gross Profit Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's gross profit and gross profit margin to the historical periods' gross profit, as well as facilitates a more meaningful comparison of the Company’s gross profit and gross profit margin to that of other companies.

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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
RECONCILIATION OF OPERATING INCOME TO ADJUSTED OPERATING INCOME
(Unaudited, $ in thousands)

	Consolidated
	Three Months Ended		Nine Months Ended
	9/28/2024	9/30/2023	9/28/2024	9/30/2023
Income (loss) from operations	$8,374	$(14,479)	$17,590	$(14,453)
Add back (deduct):
Restructuring-related charges including severance	259	—	1,033	564
Legal reserve, settlements and recoveries	(332)	(1,227)	(332)	(2,532)
Litigation-related legal expenses	5,558	4,574	13,680	14,024
Non-cash reserves for customer bankruptcy	2,203	11,074	2,203	11,074
Warranty reserve	3,527	—	3,527	—
Deferred liability recovery	—	—	—	(5,824)
Adjusted operating income (loss)	$19,589	$(58)	$37,701	$2,853

Sales	$203,698	$162,922	$586,886	$493,914

Operating margin	4.1%	(8.9)%	3.0%	(2.9)%
Adjusted operating margin	9.6%	—%	6.4%	0.6%
Adjusted Operating Income is defined as income from operations as reported, adjusted for certain items. Adjusted Operating Margin is defined as Adjusted Operating Income divided by sales. Adjusted Operating Income and Adjusted Operating Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Operating Income and Adjusted Operating Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Operating Income and Adjusted Operating Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations and operating margin, as well as facilitates a more meaningful comparison of the Company’s income from operations and operating margin to that of other companies.

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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited, $ in thousands, except per share amounts)

	Consolidated
	Three Months Ended		Nine Months Ended
	9/28/2024	9/30/2023	9/28/2024	9/30/2023
Net loss	$(11,738)	$(16,983)	$(13,383)	$(33,397)
Add back (deduct):
Amortization of intangibles	3,188	3,381	9,728	10,577
Restructuring-related charges including severance	259	—	1,033	564
Legal reserve, settlements and recoveries	(332)	(1,227)	(332)	(2,532)
Litigation-related legal expenses	5,558	4,574	13,680	14,024
Equity investment accrued payable write-off	—	—	—	(1,800)
Net gain on sale of business	—	—	—	(3,427)
Loss on extinguishment of debt	6,987	—	6,987	—
Non-cash reserves for customer bankruptcy	2,203	11,074	2,203	11,074
Warranty reserve	3,527	—	3,527	—
Deferred liability recovery	—	—	—	(5,824)
Normalize tax rate[1]	2,511	(3,081)	(2,156)	6,849
Adjusted net income (loss)	$12,163	$(2,262)	$21,287	$(3,892)

Weighted average diluted shares outstanding (in thousands)	35,011	33,000	34,961	32,707

Diluted loss per share	$(0.34)	$(0.51)	$(0.38)	$(1.02)
Adjusted diluted earnings (loss) per share	$0.35	$(0.07)	$0.61	$(0.12)
Adjusted Net Income and Adjusted Diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items, including amortization of intangibles, and also adjusted for a normalized tax rate. Adjusted Net Income and Adjusted Diluted EPS are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Net Income and Adjusted Diluted EPS, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS, as well as facilitates a more meaningful comparison of the Company’s net income and diluted EPS to that of other companies. The Company believes that presenting Adjusted Diluted EPS provides a better understanding of its earnings power inclusive of adjusting for the non-cash amortization of intangible assets, reflecting the Company’s strategy to grow through acquisitions as well as organically.

1 Applies a normalized tax rate of 25% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
SEGMENT SALES AND OPERATING PROFIT
(Unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	9/28/2024	9/30/2023	9/28/2024	9/30/2023
Sales
Aerospace	$177,564	$142,116	$518,187	$436,217
Less inter-segment	(10)	(12)	(52)	(134)
Total Aerospace	177,554	142,104	518,135	436,083

Test Systems	26,183	20,818	68,790	57,831
Less inter-segment	(39)	—	(39)	—
Total Test Systems	26,144	20,818	68,751	57,831

Total consolidated sales	203,698	162,922	586,886	493,914

Segment operating profit (loss) and margins
Aerospace	14,251	(7,464)	45,628	10,342
	8.0%	(5.3)%	8.8%	2.4%
Test Systems	(13)	(1,781)	(8,428)	(8,521)
	—%	(8.6)%	(12.3)%	(14.7)%
Total segment operating profit (loss)	14,238	(9,245)	37,200	1,821

Net gain on sale of business	—	—	—	(3,427)
Loss on extinguishment of debt	6,987	—	6,987	—
Interest expense	6,217	5,991	17,832	17,381
Corporate expenses and other	6,207	5,582	20,824	15,712
Loss before taxes	$(5,173)	$(20,818)	$(8,443)	$(27,845)
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
RECONCILIATION OF SEGMENT OPERATING PROFIT TO ADJUSTED SEGMENT OPERATING PROFIT
(Unaudited, $ in thousands)

	Three Months Ended		Nine Months Ended
	9/28/2024	9/30/2023	9/28/2024	9/30/2023

Aerospace operating profit (loss)	$14,251	$(7,464)	$45,628	$10,342
Restructuring-related charges including severance	237	—	237	—
Legal reserve, settlements and recoveries	(332)	(1,227)	(332)	(2,532)
Litigation-related legal expenses	5,405	2,658	13,161	6,779
Non-cash reserves for customer bankruptcy	2,203	11,074	2,203	11,074
Warranty reserve	3,527	—	3,527	—
Adjusted Aerospace operating profit	$25,291	$5,041	$64,424	$25,663

Aerospace sales	$177,554	$142,104	$518,135	$436,083

Aerospace margin	8.0%	(5.3)%	8.8%	2.4%
Adjusted Aerospace margin	14.2%	3.5%	12.4%	5.9%

Test Systems operating loss	$(13)	$(1,781)	$(8,428)	$(8,521)
Restructuring-related charges including severance	22	—	796	564
Litigation-related legal expenses	153	1,916	519	7,245
Deferred liability recovery	—	—	—	(5,824)
Adjusted Test Systems operating profit (loss)	$162	$135	$(7,113)	$(6,536)

Test Systems sales	$26,144	$20,818	$68,751	$57,831

Test Systems margin	—%	(8.6)%	(12.3)%	(14.7)%
Adjusted Test Systems margin	0.6%	0.6%	(10.3)%	(11.3)%
Adjusted Segment Operating Profit is defined as segment operating profit as reported, adjusted for certain items. Adjusted Segment Margin is defined as Adjusted Segment Operating Profit divided by segment sales. Adjusted Segment Operating Profit and Adjusted Segment Margin are not measures determined in accordance with GAAP and may not be comparable with Adjusted Segment Operating Profit and Adjusted Segment Margin as used by other companies. Nevertheless, the Company believes that providing non-GAAP financial measures, such as Adjusted Segment Operating Profit and Adjusted Segment Margin, are important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's segment operating profit to the historical periods' segment operating profit and segment margin, as well as facilitates a more meaningful comparison of the Company’s segment operating profit and segment margin to that of other companies.

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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
CONSOLIDATED BALANCE SHEET DATA
($ in thousands)
	(unaudited)
	9/28/2024	12/31/2023
ASSETS
Cash and cash equivalents	$5,177	$4,756
Restricted cash	1,187	6,557
Accounts receivable and uncompleted contracts	193,494	172,108
Inventories	204,952	191,801
Other current assets	19,371	14,560
Property, plant and equipment, net	81,309	85,436
Other long-term assets	32,236	34,944
Intangible assets, net	55,702	65,420
Goodwill	58,169	58,210
Total assets	$651,597	$633,792

LIABILITIES AND SHAREHOLDERS' EQUITY
Current maturities of long-term debt	$550	$8,996
Accounts payable and accrued expenses	130,342	112,309
Customer advances and deferred revenue	19,144	22,029
Long-term debt	178,423	159,237
Other liabilities	73,934	81,703
Shareholders' equity	249,204	249,518
Total liabilities and shareholders' equity	$651,597	$633,792

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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
CONSOLIDATED CASH FLOWS DATA

	Nine Months Ended
(Unaudited, $ in thousands)	9/28/2024	9/30/2023
Cash flows from operating activities:
Net loss	$(13,383)	$(33,397)
Adjustments to reconcile net loss to cash from operating activities:
Non-cash items:
Depreciation and amortization	18,572	19,758
Amortization of deferred financing fees	2,711	2,148
Provisions for non-cash losses on inventory and receivables	8,023	13,713
Equity-based compensation expense	6,414	5,603
Loss on extinguishment of debt	6,987	—
Net gain on sale of business	—	(3,427)
Operating lease non-cash expense	3,869	3,816
Non-cash 401K contribution and quarterly bonus accrual	3,454	3,773
Non-cash annual stock bonus accrual	1,448	—
Non-cash litigation provision adjustment	—	(1,305)
Non-cash deferred liability reversal	—	(5,824)
Other	2,899	911
Cash flows from changes in operating assets and liabilities:
Accounts receivable	(22,712)	(12,980)
Inventories	(19,829)	(24,024)
Accounts payable	(3,304)	4,033
Accrued expenses	13,517	5,111
Income taxes	798	3,443
Operating lease liabilities	(3,777)	(3,660)
Customer advance payments and deferred revenue	(2,919)	(562)
Supplemental retirement plan liabilities	(309)	(304)
Other assets and liabilities	1,690	898
Net cash provided (used) by operating activities	4,149	(22,276)
Cash flows from investing activities:
Proceeds on sale of business and assets	—	3,427
Capital expenditures	(5,244)	(6,037)
Net cash used by investing activities	(5,244)	(2,610)
Cash flows from financing activities:
Proceeds from long-term debt	195,978	135,732
Principal payments on long-term debt	(187,498)	(125,984)
Stock award and employee stock purchase plan activity	(3,219)	2,480
Financing-related costs	(5,863)	(6,447)
Financing extinguishment costs	(3,210)	—
Proceeds from at-the-market stock sales	—	13,045
Other	(96)	(47)
Net cash (used) provided by financing activities	(3,908)	18,779
Effect of exchange rates on cash	54	(20)
Decrease in cash and cash equivalents and restricted cash	(4,949)	(6,127)
Cash and cash equivalents and restricted cash at beginning of period	11,313	13,778
Cash and cash equivalents and restricted cash at end of period	$6,364	$7,651
Supplemental disclosure of cash flow information
Interest paid	$15,261	$14,136
Income taxes refunded, net of payments	$3,975	$2,192
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
SALES BY MARKET
(Unaudited, $ in thousands)

	Three Months Ended			Nine Months Ended			2024 YTD
	9/28/2024	9/30/2023	% Change	9/28/2024	9/30/2023	% Change	% of Sales
Aerospace Segment
Commercial Transport	$133,850	$101,724	31.6%	$383,679	$308,016	24.6%	65.4%
Military Aircraft	21,685	16,687	30.0%	63,545	44,335	43.3%	10.8%
General Aviation	18,077	16,193	11.6%	56,643	60,656	(6.6)%	9.7%
Other	3,942	7,500	(47.4)%	14,268	23,076	(38.2)%	2.4%
Aerospace Total	177,554	142,104	24.9%	518,135	436,083	18.8%	88.3%

Test Systems Segment[1]
Government & Defense	26,144	20,818	25.6%	68,751	57,831	18.9%	11.7%

Total Sales	$203,698	$162,922	25.0%	$586,886	$493,914	18.8%

SALES BY PRODUCT LINE
(Unaudited, $ in thousands)

	Three Months Ended			Nine Months Ended			2024 YTD
	9/28/2024	9/30/2023	% Change	9/28/2024	9/30/2023	% Change	% of Sales
Aerospace Segment
Electrical Power & Motion	$90,467	$64,312	40.7%	$263,919	$185,712	42.1%	45.0%
Lighting & Safety	46,921	38,496	21.9%	135,162	116,967	15.6%	23.0%
Avionics	29,151	22,347	30.4%	83,716	83,011	0.8%	14.3%
Systems Certification	4,460	6,535	(31.8)%	12,272	19,832	(38.1)%	2.1%
Structures	2,613	2,914	(10.3)%	8,798	7,485	17.5%	1.5%
Other	3,942	7,500	(47.4)%	14,268	23,076	(38.2)%	2.4%
Aerospace Total	177,554	142,104	24.9%	518,135	436,083	18.8%	88.3%

Test Systems Segment[1]	26,144	20,818	25.6%	68,751	57,831	18.9%	11.7%

Total Sales	$203,698	$162,922	25.0%	$586,886	$493,914	18.8%

1 Test Systems sales in the nine months ended September 30, 2023 included a $5.8 million reversal of a deferred revenue liability recorded with a previous acquisition.
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Astronics Corporation Reports 2024 Third Quarter Financial Results
November 6, 2024

ASTRONICS CORPORATION
ORDER AND BACKLOG TREND
(Unaudited, $ in thousands)
	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Trailing Twelve Months
	9/30/2023	12/31/2023	3/30/2024	9/28/2024	9/28/2024
Sales
Aerospace	$168,747	$163,638	$176,943	$177,554	$686,882
Test Systems	26,545	21,436	21,171	26,144	95,296
Total Sales	$195,292	$185,074	$198,114	$203,698	$782,178

Bookings
Aerospace	$172,106	$184,149	$192,515	$173,569	$722,339
Test Systems	11,176	19,986	26,359	15,597	73,118
Total Bookings	$183,282	$204,135	$218,874	$189,166	$795,457

Backlog
Aerospace[1]	$511,540	$532,051	$547,623	$543,638
Test Systems	75,036	73,586	78,774	68,227
Total Backlog	$586,576	$605,637	$626,397	$611,865	N/A

Book:Bill Ratio
Aerospace	1.02	1.13	1.09	0.98	1.05
Test Systems	0.42	0.93	1.25	0.60	0.77
Total Book:Bill	0.94	1.10	1.10	0.93	1.02

SEGMENT SALES AND BOOKINGS

$250
$200
$150
$100
$50
$-
Quarterly Sales & Bookings (in millions)
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
Trailing 12 Months Sales (in millions)
Q4 2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Q1 2023
Q2 2023
Q3 2023
Q4 2023
Q1 2024
Q2 2024
Q3 2024
Aerospace Bookings
Test Bookings
Aerospace Sales
Test Sales

1 In October of 2024, a customer reported within the Aerospace segment declared bankruptcy. Aerospace and Total Backlog included $9.3 million related to that customer. In the table and bar chart presented above, Aerospace and Total Bookings was reduced by $9.3 million, in the periods in which the original bookings occurred. While the customer has not cancelled those orders and seeks to reorganize and continue operations, we have removed all outstanding backlog until additional information is available to confirm whether those orders are expected to be satisfied. For a customer bankruptcy that occurred during 2023, Aerospace and Total Bookings of $2.6 million and $17.2 million was removed in second and third quarters of 2021, respectively.
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